                                                                    Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

------------------------------------x

In re:                                         Chapter 11 Case Nos.

GLOBAL CROSSING LTD., et al,                   02-40187 (REG) through
                                               02-40241 (REG),
                                               02-11982 (REG)

                                               (Jointly Administered)
                      Debtors.

------------------------------------x

                         MONTHLY OPERATING STATEMENT FOR
                  THE PERIOD FROM JUNE 1, 2002 TO JUNE 30, 2002

      DEBTORS' ADDRESS:   GLOBAL CROSSING LTD. (IN PROVISIONAL LIQUIDATION IN
                          THE SUPREME COURT OF BERMUDA)
                          WESSEX HOUSE
                          45 REID STREET
                          HAMILTON HM 12, BERMUDA

                          MONTHLY DISBURSEMENTS MADE BY GLOBAL CROSSING LTD.
                          (IN PROVISIONAL LIQUIDATION IN THE SUPREME COURT OF
                          BERMUDA) AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS):   $  195

      DEBTORS' ATTORNEYS:      WEIL, GOTSHAL & MANGES LLP
                               767 FIFTH AVENUE
                               NEW YORK, NY 10153

                          CONSOLIDATED MONTHLY OPERATING
                          LOSS (IN MILLIONS):                                   $ (173)

REPORT PREPARER:          GLOBAL CROSSING LTD, DEBTOR IN POSSESSION (IN PROVISIONAL
                          LIQUIDATION IN THE SUPREME COURT OF BERMUDA)

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

           The undersigned, having reviewed the attached report and being familiar with the Debtor's financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.


           /s/ Joseph P.Perrone                     /s/ Dan J.Cohrs
           ---------------------------------        ----------------------------
           Joseph P.Perrone                         Dan J.Cohrs
           Executive Vice-President, Finance        Executive Vice-President and
           and Business Performance                 Chief Financial Officer

Indicate if this is an amended statement by checking here

                                              AMENDED STATEMENT___________

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                                PAGE
                                                                                                                ----
Financial Statements as of and for the Month Ended June 30, 2002:

    Consolidated Balance Sheet.............................................................................        1

    Consolidated Statement of Operations...................................................................        2

    Consolidated Statement of Cash Flows...................................................................        3

    Notes to Consolidated Financial Statements.............................................................        4

Schedules:
    Schedule 1: Consolidating Balance Sheet as of June 30, 2002............................................       13

    Schedule 2: Consolidating Statement of Operations for the Month Ended June 30, 2002....................       14

    Schedule 3: Schedule of Cash Disbursements and Receipts for the Four Weeks ended June 28, 2002.........       15

    Schedule 4: Total Disbursements by Filed Legal Entity for the Month Ended June 30, 2002................       16

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                           CONSOLIDATED BALANCE SHEET*
                                  JUNE 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

ASSETS:
Cash and cash equivalents.....................................................................       $     783
Restricted cash and cash equivalents..........................................................             392
Accounts receivable, net......................................................................             679
Other assets and prepaid costs................................................................             287
                                                                                                     ---------
   Total current assets.......................................................................           2,141
Property and equipment, net...................................................................          12,389
Investments in and advances to/from affiliates, net...........................................             472
Other assets..................................................................................             180
Net assets of discontinued operations.........................................................             415
                                                                                                     ---------
   Total assets                                                                                      $  15,597
                                                                                                     =========

LIABILITIES:
Liabilities not subject to compromise
   Accounts payable ..........................................................................       $     282
   Accrued construction costs.................................................................             438
   Accrued cost of access.....................................................................             210
   Accrued interest and dividends.............................................................              21
   Current portion of deferred revenue........................................................             368
   Current portion of long-term debt..........................................................             139
   Current portion of obligations under capital leases........................................              16
   Other current liabilities..................................................................             528
                                                                                                     ---------
   Total current liabilities..................................................................           2,002
   Long-term debt.............................................................................           1,186
   Obligations under capital leases...........................................................              85
   Deferred revenue...........................................................................           2,744
   Other deferred liabilities.................................................................             340
                                                                                                     ---------
   Total liabilities not subject to compromise................................................           6,357
                                                                                                     ---------
Liabilities subject to compromise
   Accounts payable ..........................................................................             123
   Accrued construction costs.................................................................              98
   Accrued cost of access.....................................................................             310
   Accrued interest and dividends.............................................................             195
   Other liabilities..........................................................................             505
   Debt obligations...........................................................................           6,624
   Obligations under capital leases...........................................................              45
                                                                                                     ---------
   Total liabilities subject to compromise**..................................................           7,900
                                                                                                     ---------
   Total liabilities..........................................................................          14,257
                                                                                                     ---------

MINORITY INTEREST.............................................................................             594
                                                                                                     ---------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE PREFERRED STOCK.............................           3.270
                                                                                                     ---------
SHAREHOLDERS' EQUITY:
     Common stock, 3,000,000,000 shares authorized, par value $.01 per share,
      930,733,889 shares issued as of June 30, 2002...........................................               9
     Treasury stock, 22,033,758 shares........................................................            (209)
     Additional paid-in capital and other shareholders' equity................................          13,416
     Accumulated deficit......................................................................         (15,740)
                                                                                                     ---------
                                                                                                        (2,524)
                                                                                                     ---------
          Total liabilities and shareholders' equity..........................................       $  15,597
                                                                                                     =========

*The accompanying notes are tin integral part of this financial statement. The above financial statement includes the financial position of Asia Global Crossing Ltd. and all of its subsidiaries.

**Total liabilities subject to compromise is the current estimate by Global
  Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF OPERATIONS*
                        FOR THE MONTH ENDED JUNE 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

REVENUES ...............................................................   $         250
OPERATING EXPENSES:
     Cost of access and maintenance ....................................             193
     Other operating expenses ..........................................              74
     Depreciation and amortization .....................................             101
                                                                           -------------
                                                                                     368
                                                                           -------------
OPERATING LOSS .........................................................            (118)
OTHER INCOME (EXPENSE):
     Minority interest .................................................              11
     Interest expense ..................................................             (12)
     Other income, net .................................................              18
                                                                           -------------
LOSS FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEMS ............            (101)
REORGANIZATION ITEMS:
     Professional fees .................................................             (20)
     Retention plans costs .............................................             (11)
     Restructuring costs ...............................................             (34)
     Interest income ...................................................               3
                                                                           -------------
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES ......................................................            (163)
     Benefit for income taxes ..........................................              --
                                                                           -------------
LOSS FROM CONTINUING OPERATIONS ........................................            (163)
     Loss from discontinued operations .................................             (10)
                                                                           -------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS .............................   $        (173)
                                                                           =============

LOSS PER COMMON SHARE, basic and diluted:
     Loss from continuing operations applicable to common Shareholders..   $       (0.18)
                                                                           =============
     Loss from discontinued operations, net ............................   $       (0.01)
                                                                           =============
     Loss applicable to common shareholders.............................   $       (.019)
                                                                           =============
     Shares used in comparing basic and diluted loss per share .........     907,730,075
                                                                           =============

 *The accompanying notes are an integral part of this financial statement. The above financial statement includes the operating results of Asia Global Crossing Ltd. and all of its subsidiaries.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                      CONSOLIDATED STATEMENT OF CASH FLOWS*
                        FOR THE MONTH ENDED JUNE 30, 2002
                                   (UNAUDITED)

                                  (in millions)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss .......................................................................  $      (173)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Loss from discontinued operations ............................................           10
    Depreciation and amortization ................................................          101
    Equity in loss of affiliates .................................................           --
    Provision for doubtful accounts ..............................................            7
    Minority interest in net losses of consolidated subsidiaries .................          (11)
    Other ........................................................................           (4)
    Changes in operating assets and liabilities ..................................          124
                                                                                    -----------
      Net cash provided by operating activities ..................................           54
                                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment ..........................................          (21)
    Cash received from sale of interest in joint ventures ........................           --
    Change in restricted cash and cash equivalents ...............................           (2)
    Other ........................................................................           --
                                                                                    -----------
      Net cash used in investing activities ......................................          (23)
                                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments under capital lease obligations .....................................           (1)
    Other ........................................................................           --
                                                                                    -----------
      Net cash used in financing activities ......................................           (1)
                                                                                    -----------
CASH USED IN DISCONTINUED OPERATIONS .............................................          (13)
                                                                                    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS ........................................           17
CASH AND CASH EQUIVALENTS, beginning of period ...................................          766
                                                                                    -----------
CASH AND CASH EQUIVALENTS, end of period .........................................  $       783
                                                                                    ===========

*The accompanying notes are an Integral part of this financial statement. The above financial statement includes the cash flow for Asia Global Crossing Ltd. and all of its subsidiaries. Included in AGC's cash flow for the period is $4 of purchases of property and equipment.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

1. BACKGROUND AND ORGANIZATION

Background-

     Global Crossing Ltd., a Bermuda Company in provisional liquidation in the Supreme Court of Bermuda ("GCL" and, together with its consolidated subsidiaries, the "Company") provides telecommunications solutions over the world's first integrated global Internet Protocol ("IP") based network, which reaches 27 countries and more than 200 major cities around the globe. The Company serves many of the world's largest corporations, providing a full range of managed data and voice services. The Company operates throughout the Americas, Europe, and Asia/Pacific regions.

Bankruptcy Filing-

     On January 28, 2002 (the "Commencement Date"), GCL and certain of its affiliates (collectively, the "Debtors" or the "Global Crossing Group") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (Case Nos. 02-40187(REG) through 02-40241 (REG)). Certain of the subsidiaries of GCL are not Debtors in these chapter 11 cases. The Debtors continue to manage their properties and operate their businesses as "debtors in possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

     On the same date, GCL and certain of its Bermuda subsidiaries commenced insolvency proceedings in the Supreme Court of Bermuda (the "Bermuda Court") (Case Nos. 2002:28 through 2002:39). On such date, the Bermuda Court granted an order appointing Malcolm Butterfield, Jane Moriarty and Philip Wallace, partners of KPMG, as Joint Provisional Liquidators ("JPLs") in respect of the Company and those Bermuda subsidiaries. The Bermuda Court granted the JPLs the power to oversee the continuation and reorganization of these companies' businesses under the control of their boards of directors and under the supervision of the Bankruptcy Court and the Supreme Court of Bermuda.

     On April 24, 2002 (the "filing date"), GT U.K. Ltd ("GT U.K."), an affiliate of GCL, filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the Bankruptcy Court for the Southern District of New York (Case No. 02-11982 (REG)). GT U.K. will follow the same guidelines and requirements as the Debtors and be included in the disclosure information of the Debtors as of its filing date. Therefore, the definition of Debtor as used in this monthly operating statement includes the results and financial position of GT U.K. commencing with its filing date.

     Under the Bankruptcy Code, the collection of certain claims against the Debtors in existence prior to the Commencement Date are automatically stayed while the Debtors continue business operations as debtors in possession. Those claims are reflected in the financial statements as 'liabilities subject to compromise'. Additional 'liabilities subject to compromise' may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the Bankruptcy Court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. The collection of secured claims against the Debtors' assets ("Secured Claims") also are stayed, although the holders of such claims have the right to move the Bankruptcy Court for relief from the automatic stay. Secured Claims are secured primarily by liens on the common equity of certain subsidiaries of the Company. Legal actions against those Debtors which are also subject to provisional liquidation in Bermuda are stayed in accordance with the Bermudian Companies Act. The Debtors currently estimate that the total claims that will be restructured in their chapter 11 cases are approximately $7,900, compared to $8,001 at May 31, 2002. The decrease is a result of the Company's ongoing evaluation of its liabilities, which during June resulted in a change in requirements for certain restructuring liabilities classified as subject to compromise (see Note 5). The Company will continue to evaluate the amount and classification of its pre petition liabilities through the remainder of its chapter 11 cases. As a result, 'liabilities subject to compromise' is subject to change.

Plan of Reorganization-

     The Company continues to work with creditors and potential investors to develop a plan of reorganization to be filed with the Bankruptcy Court. The Company does not expect that any such plan, if and when approved by the Bankruptcy Court, would include a capital structure in which existing common or preferred equity would retain any value. On June 17, 2002, the Company announced that, in accordance with the bidding procedures order originally approved by the Bankruptcy Court, it has scheduled the deadline for receipt of bids from potential investors for July 11, 2002. Furthermore, the Company announced on July 23, 2002 that the auction date to determine the winning bidder, in case of multiple bids, has been extended from July 24, 2002 to July 31, 2002 and that the court hearing to confirm the winning bidder has been extended from July 30, 2002 to August 7, 2002. On July 30, 2002, the Company further extended the auction date to August 2, 2002.

Recent Events and Investigations-

     On April 2, 2002 the Company announced that the filing with the Securities and Exchange Commission of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 would be delayed. Arthur Andersen LLP ("Andersen"), the Company's independent public accountants, has previously informed the Company that Andersen would not be able to deliver an audit report with respect to the Company's financial statements for the year ended December 31, 2001 contained in the Form 10-K report until the completion of an investigation by a special committee of the Company's board of directors into allegations regarding the Company's accounting and financial reporting practices made by a former employee of the Company. Among these allegations are claims that the Company's accounting for purchases and sales of fiber optic capacity and services with its carrier customers has not complied with Generally Accepted Accounting Principles ("GAAP"). Claims of this nature are also under investigation by the U.S. Securities and Exchange Commission and the U.S. Attorney's Office for the Central District of California. During June 2002, Andersen informed the Company and its audit committee that their conviction of obstruction of justice will effectively end the firm's audit practice and as a result Andersen expects that it will cease practicing before the Securities and Exchange Commission by August 31, 2002. Therefore, Andersen will be unable to perform the audit and provide an audit report with respect to the Company's financial statements for the year ended December 31, 2001. In recognition of these investigations, the cessation of Andersen's audit practice and in light of the demands of the bankruptcy process, the Company has not yet completed preparation of its financial statements and other disclosures required in the Form 10-K. The Company's Board of Directors is currently seeking to retain a new independent public accounting firm. Until it prepares its financial statements, completes the related Form 10-K disclosures and receives an audit report, the Company will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2001. Any changes to the financial statements resulting from any of the factors described herein and the completion of the 2001 financial statement audit could materially affect the accompanying unaudited consolidated financial statements.

     In its Quarterly Report on Form 10-Q for the three months ended
September 30,2001, the Company stated that it was continuing to evaluate its long-lived assets due to changes in market conditions, with such evaluation potentially resulting in additional material write-downs of goodwill and intangible assets. Subsequently, the Company announced that the net loss for the three months ended December 31, 2001 is expected to reflect the write-off of the Company's remaining goodwill and other intangible assets, which total approximately $8,000, as well as a multi-billion dollar write-down of tangible assets.

The financial statements included within this document reflect the write-off of all of the Company's goodwill and other identifiable intangible assets. The Company has recently prepared its revised financial plan for 2002 through 2006, including the related cash flow forecast. The Company is currently in the process of evaluating this data to determine the potential impairment of its long lived assets. As a result of the foregoing, the Company has not yet completed its tangible asset valuation under Statement of Financial Accounting Standards ("SFAS") No. 121 "Impairment of Long-Lived Assets", and the financial statements included herein do not reflect any write down of its tangible asset value, which as previously discussed is expected to be a multi-billion dollar adjustment. The pending write-down will also include $450 which represents the difference between the proceeds received and the carrying value of AGC's interest in Hutchison Global Crossing which was sold on April 30, 2002, as disclosed in the Company's Monthly Operating Statement for the Period from May 1, 2002 to May 31, 2002. As a result, the $450 is reflected in the value of the Company's tangible assets included in the accompanying consolidated balance sheet, as well as the consolidating balance sheet included in Schedule 1.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     In light of the foregoing events, all previous guidance regarding future financial performance issued by the Company is no longer in effect and should be ignored.

2. BASIS OF PRESENTATION

     The accompanying unaudited interim consolidated financial statements as of and for the month ended June 30, 2002, include the accounts of GCL and its consolidated subsidiaries, including AGC. All material intercompany balances and transactions have been eliminated. Except as otherwise disclosed herein, the unaudited interim consolidated financial statements include all adjustments reflecting normal recurring items, which are, in the opinion of management, necessary to present a fair statement of the results of the interim period presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

     Subject to the matters described in this Note 2 as well as Notes 1, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     These unaudited consolidated financial statements have also been prepared in accordance with Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code". SOP 90-7 requires an entity to distinguish prepetition liabilities subject to compromise from postpetition liabilities on its balance sheet. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1, the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. In addition, its statement of operations should portray the results of operations of the reporting entity during Chapter 11 proceedings. As a result any revenues, expenses, realized gains and losses, and provisions resulting from the reorganization and restructuring of the organization should be reported separately as reorganization items, except those required to be reported as discontinued operations and extraordinary items in conformity with Accounting Principles Board No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" and Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

     The accompanying unaudited consolidated financial statements do not include all footnotes and certain financial presentations normally required under generally accepted accounting principles. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Subject to the matters described in Notes 1, 2, 6 and 8, these unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Company's significant accounting policies are summarized as follows:

a) Principles of Consolidation

     These unaudited consolidated financial statements include the accounts of GCL, its wholly owned subsidiaries and AGC, a majority owned subsidiary. All significant intercompany transactions have been eliminated.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

b) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual amounts and results could differ from those estimates.

     The Company's operations and financial performance may be affected by numerous factors, including changes in customer requirements, new laws and governmental regulations and policies, technological advances, entry of new competitors, changes in the willingness of financial institutions and other lenders to finance operations, the bankruptcy proceeding, and the pending investigations, described in Note 1. The Company cannot predict which, if any, of these or other factors might have a significant impact on the telecommunications industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company's operations.

c) Revenue Recognition

         SERVICES

     Revenue derived from telecommunication and maintenance services, including sales of capacity under operating type leases, are recognized as services are provided. Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue in the accompanying unaudited consolidated balance sheet.

         OPERATING LEASES

     The Company offers customers flexible bandwidth products to multiple destinations and many of the contracts for subsea circuits entered into are part of a service offering. Consequently, the Company defers revenue related to those circuits and amortizes the revenue over the appropriate term of the contract. Accordingly, the Company treats cash received prior to the completion of the earnings process as deferred revenue.

         SALES-TYPE LEASES

     Revenue from Capacity Purchase Agreements ("CPAs") that meet the criteria of sales-type lease accounting are recognized in the period that the rights and obligations of ownership transfer to the purchaser, which occurs when (i) the purchaser obtains the right to use the capacity, which can only be suspended if the purchaser fails to pay the full purchase price or to fulfill its contractual obligations, (ii) the purchaser is obligated to pay Operations, Administration and Maintenance ("OA&M") costs and (iii) the segment of a system related to the capacity purchased is available for service. Certain customers who have entered into CPAs for capacity have paid deposits toward the purchase price which have been included as deferred revenue in the accompanying unaudited consolidated balance sheet.

     Prior to July 1, 1999, substantially all CPAs were treated as sales-type leases as described in Statement of Financial Accounting Standards No. 13, "Accounting for Leases" ("SFAS 13"). On July 1, 1999, the Company adopted Financial Accounting Standards Board Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66" ("FIN 43"), which requires prospective transactions to meet the criteria set forth in Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS 66") to qualify for sales-type lease accounting. Since sales of terrestrial capacity did not meet the new criteria, the terrestrial portion of CPAs executed subsequent to June 30, 1999 was recognized over the terms of the contracts, as services. In addition, no CPAs qualified as sale-type leases during the current period.

d) Cash and Cash Equivalents, Restricted Cash and Cash Equivalents (Current and Long Term)

     The Company considers cash in banks and short-term highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents and restricted cash and cash equivalents are stated at cost, which approximates fair value. Restricted cash balances at June 30, 2002 were $399, including $7 classified as long-term and included in

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

other assets in the accompanying consolidated balance sheet. In addition, the amount includes restricted funds at Asia Global Crossing of $66.

e) Property and Equipment, net

     Property and equipment, which includes amounts under capitalized leases, are stated at cost, net of depreciation and amortization. Major enhancements are capitalized, while expenditures for repairs and maintenance are expensed when incurred. Costs recorded prior to a network segment's completion are reflected as construction in progress, which is reclassified to property and equipment at the date each segment of the applicable system becomes operational.

     Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, with the exception of leasehold improvements and assets acquired through capital leases, which are depreciated over the lesser of the estimated useful lives or the term of the lease. Estimated useful lives are as follows:

     Buildings...................................    10-40 years
     Leasehold improvements......................     2-25 years
     Furniture, fixtures and equipment...........     2-30 years
     Transmission equipment......................     7-25 years

f) Income Taxes

     The Company recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws. The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". However, in connection with the Debtors bankruptcy filing and the financial performance of the Company, income tax payments are not anticipated during the bankruptcy period. A full valuation allowance will be provided against any recognizable income tax benefit generated from current year losses until, in the opinion of the Company, the benefits are realizable.

g) Effect of Foreign Currencies

     For those subsidiaries using the U.S. dollar as their functional currency, translation adjustments are recorded in the accompanying consolidated statements of operations. For those subsidiaries not using the U.S. dollar as their functional currency, assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts are translated at average exchange rates during the period. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity and are reflected in the accompanying unaudited consolidated balance sheet.

h) Non-Monetary Transactions

     The Company may exchange capacity with other capacity or service providers. These transactions are accounted for in accordance with Accounting Principles Board Opinion No. 29. "Accounting for Nonmonetary Transactions" (see Note 1).

i) Reorganization Items

     In the accompanying unaudited Statement of Operations the Company has classified restructuring costs, retention plans, professional fees, and interest income as reorganization items based upon the provisions of SOP 90-7.

j) Deferred Revenue

     Based upon Note 3(c), the Company enters into agreements with its customers that may result in the receipt of cash before the relevant criteria for revenue recognition has been satisfied and as a result a liability is recorded as deferred revenue. In accordance with its current business plan, the Company has classified all deferred revenue recorded by the Debtors as 'liabilities not subject to

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

compromise' on the accompanying unaudited consolidated balance sheet as well as the unaudited consolidating balance sheet presented in Schedule 1. Some portion of such liabilities in the future may become 'liabilities subject to compromise'.

4. THE DEBTORS

     The accompanying unaudited financial statements are the consolidated financial statements of GCL and all its subsidiaries, including the results of operations of GCL and the other 55 Debtors. The following is a list of all the Debtors. Schedules 1 & 2, which are attached to these unaudited financial statements, present consolidating results of operations of the Debtors.

Name                                                                              Case Number
------------------------------------------------------------                      -------------
Global Crossing Ltd. (Bermuda)**                                                   02-40188(REG)
Global Crossing Holdings Ltd. (Bermuda)**                                          02-40192(REG)
Global Crossing Cyprus Holdings Limited (Cyprus)                                   02-40215(REG)
Global Crossing International Ltd. (Bermuda)**                                     02-40193(REG)
Global Crossing Holdings U.K. Limited (U.K.)                                       02-40220(REG)
Global Crossing Development Co. (DE)                                               02-40216(REG)
GC Dev. Co., Inc. (DE)                                                             02-40205(REG)
Global Crossing Employee Services, Inc. (DE)                                       02-40217(REG)
Global Crossing Network Center Ltd. (Bermuda)**                                    02-40194(REG)
GC Pacific Landing Corp (DE)                                                       02-40207(REG)
Atlantic Crossing Holdings Ltd. (Bermuda)**                                        02-40189(REG)
Atlantic Crossing Ltd. (Bermuda)**                                                 02-40190(REG)
Atlantic Crossing Holdings U.K. Limited (U.K.)                                     02-40201(REG)
GT Landing Corp. (DE)                                                              02-40233(REG)
Atlantic Crossing II Ltd. (Bermuda)**                                              02-40191(REG)
GT Landing II Corp. (DE)                                                           02-40234(REG)
Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                                    02-40195(REG)
Mid-Atlantic Crossing Ltd. (Bermuda)**                                             02-40196(REG)
MAC Landing Corp. (DE)                                                             02-40236(REG)
Pan American Crossing Holdings Ltd. (Bermuda)**                                    02-40197(REG)
Pan American Crossing Ltd. (Bermuda)**                                             02-40198(REG)
Pan American Crossing U.K. Ltd. (U.K.)                                             02-40239(REG)
GC St. Croix Co. (USVI)                                                            02-40211(REG)
PAC Landing Corp. (DE)                                                             02-40238(REG)
South American Crossing Holdings Ltd. (Bermuda)**                                  02-40199(REG)
GC Pan European Crossing Luxembourg I S.a.r.1. (Luxembourg)                        02-40209(REG)
GC Pan European Crossing Luxembourg II S.a.r.1. (Luxembourg)                       02-40210(REG)
GC Pan European Crossing Holdings B.V. (Netherlands)                               02-40208(REG)
Global Crossing Latin America & Caribbean Co. (DE)                                 02-40223(REG)
Global Crossing Holdings USA LLC (DE)                                              02-40221(REG)
Global Crossing North American Holdings, Inc. (DE)                                 02-40226(REG)
Global Crossing USA Inc. (DE)                                                      02-40231(REG)
US Crossing, Inc. (DE)                                                             02-40241(REG)
Global Crossing North America, Inc. (NY) (Frontier)                                02-40187(REG)
Subsidiary Telco, LLC (DE)                                                         02-40240(REG)
Global Crossing North American Networks, Inc. (DE)                                 02-40227(REG)
Budget Call Long Distance, Inc. (DE)                                               02-40202(REG)
Global Crossing Advanced Card Services, Inc. (LA)                                  02-40212(REG)
ALC Communications Corporation (DE)                                                02-40200(REG)
Global Crossing Telecommunications, Inc. (MI)                                      02-40228(REG)
Global Crossing Bandwidth, Inc. (CA)                                               02-40213(REG)

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

Business Telemanagement, Inc. (CA)                                                 02-40203(REG)
Global Crossing Government Markets USA, Inc. (DE)                                  02-40219(REG)
Global Crossing Telemanagement, Inc. (WI)                                          02-40230(REG)
Global Crossing Local Services, Inc. (MI)                                          02-40224(REG)
Global Crossing Telemanagement VA, LLC (VA)                                        02-40229(REG)
Global Crossing Internet Dial-Up, Inc. (DE)                                        02-40222(REG)
Global Crossing Ventures, Inc. (DE)                                                02-40232(REG)
Global Crossing GlobalCenter Holdings, Inc. (DE)                                   02-40218(REG)
Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)                 02-40214(REG)
GC Mart LLC (MI)                                                                   02-40206(REG)
Global Crossing Management Services, Inc. (DE)                                     02-40225(REG)
Metaclorin Investco II, Inc. (DE)                                                  02-40237(REG)
Equal Access Networks, LLC (DE)                                                    02-40204(REG)
IXnet, Inc. (DE)                                                                   02-40235(REG)
GT U.K.                                                                            02-11982(REG)

**In provisional liquidation in the Supreme Court of Bermuda

     In accordance with SOP 90-7, the Debtors did not record interest expense for the month ended June 30, 2002. Third party contractual interest expense on a combined Debtor basis for the same period was $47.

     Combined intercompany accounts payable and accounts receivable of the Debtors' as of June 30, 2002 was $10,522 and $10,752, respectively. Currently, the Company has not performed an evaluation as to the recoverability of these accounts.

     The Company has not completed the process of reconciling its pre- and post-petition liabilities. In the accompanying unaudited consolidated balance sheet and unaudited consolidating balance sheet presented in Schedule 1 the caption 'liabilities subject to compromise' reflects the Company's best current estimate of the amount of pre-petition claims that will be restructured in the Debtors' chapter 11 cases. Pursuant to court order, the Company has been authorized to pay certain prepetition operating liabilities incurred in the ordinary course of business (e.g. salaries and insurance). Since
January 28, 2002, the Company has rejected certain of its pre-petition lease obligations within its rights under the Bankruptcy Code. The Company is in the process of calculating its estimated liability to the unsecured creditors affected by these lease rejections. As a result and based upon the Company's ongoing evaluation of its pre-petition liabilities 'liabilities subject to compromise' is subject to change.

5. RESTRUCTURING CHARGE

     As the result of ongoing efforts to consolidate facilities and reduce its workforce, the Company has recently updated its evaluation of the restructuring charge initially recorded in the quarter ended September 30, 2001. In summary, during the quarters ended March 31, and June 30, 2002, the Company identified 78 and 29 facilities, respectively, to vacate and/or close within the next twelve month period. Furthermore, the Company reduced its workforce by 1,887 and 665 employees during the quarters ended March 31, and June 30, 2002, respectively. In addition, since the Commencement Date, the Company has rejected a significant number of property lease obligations within its rights under the provisions of the Bankruptcy Code. The rejected leases related to facilities specifically identified in the Company's restructuring charge recorded during 2001. As a result of these rejections, the Company's future liability for these facilities has been significantly reduced below the level anticipated in 2001. The Company has recorded appropriate minimum lease rejection liabilities in accordance with the provisions of the Bankruptcy Code.

     As a result, the Company has recorded a net restructuring charge of $34 during the month ended June 30, 2002, which reflects the required charge for current year activities net of a reduced overall reserve requirement in the subject to compromise portion of the liability.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                    (Unaudited)

6. DISCONTINUED OPERATIONS

     On October 4, 2001 the Company's Board of Directors approved a plan to divest its non-core operations of Global Marine Systems ("GMS"), a wholly owned subsidiary of the Company. The results of operations and financial position of GMS are shown in the accompanying unaudited consolidated financial statements as discontinued operations.

     The Company acquired GMS, which provides subsea telecommunications cable construction and maintenance services, on July 2, 1999. The Company anticipates the sale to be completed within a year.

     Net assets and loss from discontinued operations of GMS determined based upon estimated proceeds at the measurement date, consist of the following:

        Balance Sheet Data at June 30, 2002:

        Assets............................................  $       747

        Liabilities.......................................         (332)
                                                            -----------
         Net assets of discontinued operations............  $       415
                                                            ===========

        Income Statement Data for the Month ended June 30, 2002:

           Revenue........................................  $        19
           Expenses.......................................           23
                                                            -----------
           Operating loss.................................           (4)
           Interest expense...............................           (1)
           Other expense, net.............................           (5)
           Provision for income taxes.....................           --
                                                            -----------
           Loss from discontinued operations..............  $       (10)
                                                            ===========

     In addition, based on evaluation of the preliminary discussions regarding the sale of Global Marine, the Company recorded a $545 non-recurring charge in its third quarter 2001 income from discontinued operations to reflect the impairment of goodwill attributed to the investment in Global Marine. This non-recurring charge had no impact on the Company's liquidity position and eliminates future amortization of goodwill associated with Global Marine. The Company has determined the proceeds received from any future sale of GMS would not be enough to recover its current net asset value which includes the write-down recorded in the third quarter of 2001. As a result, the Company expects to record a significant write-down of the $415 carrying amount for which a precise amount will be determined through the completion of the bidding process - see Note 1: Background and Organization - Plan of Reorganization.

7.  INSURANCE

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollar amounts in millions, unless otherwise stated)
                                   (Unaudited)

     Premiums to date for all insurance policies, including worker's compensation and disability insurance, have been paid and are in full force and effect.

8.   ASIA GLOBAL CROSSING

     AGC is a majority owned subsidiary of the Company. As a result, the operating results and financial position of AGC are fully consolidated into the financial results of the Company. AGC's operating results and financial position included in the accompanying unaudited consolidated financial statements are based upon preliminary results posted by AGC's management to the Company's electronic books and records. The Company has not reviewed these preliminary results with the management of AGC.

     On July 19, 2002 (the "filing date"), AGC announced that its majority owned subsidiary, Pacific Crossing Ltd. ("PCL") and certain affiliates of PCL filed a voluntary petition for relief under chapter 11 of title 11 of the Bankruptcy Code in the United States Bankruptcy Court in Delaware (Case Nos. 02-12086 and 02-12088 through 02-12091). In its chapter 11 cases, PCL will be required to follow essentially the same guidelines and requirements as the Debtors. However, PCL's chapter 11 cases are separate and distinct and will not be jointly administered with the Company's chapter 11 cases. Accordingly, for purposes of the Company's monthly operating report, PCL will continue to be included as a subsidiary of AGC and will not be reported as a "Debtor".

     On April 30, 2002, AGC agreed to sell its interest in three joint ventures for $120 in cash to its partner Hutchison Whampoa Ltd.. This sale closed on May 8, 2002. The sale included its 50 percent interest in each of Hutchison Global Crossing, the Hong Kong fixed-line telecommunications company, and Hutchison GlobalCenter, an internet data center company, as well as its 42.5 percent interest in BSD Services, an e-commerce operator. The carrying value of the assets not recovered in the sale, of approximately $450, will be included in the Company's long-lived asset impairment provision to be recorded as of December 31, 2001 - See Note 1: Background and Organization - Bankruptcy Filing.

                                                                      SCHEDULE 1

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                          CONSOLIDATING BALANCE SHEET*
                                  JUNE 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

                                                                                    NON-DEBTORS
                                                                                  (EXCLUDING ASIA       ASIA GLOBAL
                                                                                      GLOBAL             CROSSING
                                                                    DEBTORS          CROSSING)        (A NON-DEBTOR)
                                                                  ------------    ---------------     --------------
ASSETS:
Cash and cash equivalents ...................................     $        376    $            80     $          327
Restricted cash and cash equivalents ........................              319                  7                 66
Accounts receivable, net ....................................              425                234                 20
Other assets and prepaid costs ..............................               65                137                 86
                                                                  ------------    ---------------     --------------
   Total current assets .....................................            1,185                458                499
Property and equipment, net .................................            4,919              4,205              2,645
Investments in and advances to / from affiliates, net .......            7,676               (408)               624
Other assets ................................................              138                 51                 64
Net assets of discontinued operations .......................               --                415                 --
                                                                  ------------    ---------------     --------------
   Total assets                                                   $     13,918    $         4,721     $        3,832
                                                                  ============    ===============     ==============
LIABILITIES:
Liabilities not subject to compromise
   Accounts payable .........................................     $         69    $           200     $           13
   Accrued construction costs ...............................                1                351                 86
   Accrued cost of access ...................................              140                 52                 20
   Accrued interest and dividends ...........................               --                 --                 21
   Current portion of deferred revenue ......................              130                148                 95
   Current portion of long-term debt ........................               --                 --                139
   Current portion of obligations under capital leases ......               --                 15                  1
   Other current liabilities ................................              115                323                 90
                                                                  ------------    ---------------     --------------
   Total current liabilities ................................              455              1,089                465
   Long-term debt ...........................................               --                 --              1,186
   Obligations under capital leases .........................               --                 75                 10
   Deferred revenue .........................................              600              1,643                731
   Other deferred liabilities ...............................              217                (86)               209
                                                                  ------------    ---------------     --------------
   Total liabilities not subject to compromise                           1,272              2,721              2,601
                                                                  ------------    ---------------     --------------
Liabilities subject to compromise
   Accounts payable .........................................              123                 --                 --
   Accrued construction costs ...............................               98                 --                 --
   Accrued cost of access ...................................              310                 --                 --
   Accrued interest and dividends ...........................              195                 --                 --
   Other liabilities ........................................              505                 --                 --
   Debt obligations .........................................            6,624                 --                 --
   Obligations under capital leases .........................               45                 --                 --
                                                                  ------------    ---------------     --------------
   Total liabilities subject to compromise** ................            7,900                 --                 --
                                                                  ------------    ---------------     --------------
   Total liabilities ........................................            9,172              2,721              2,601
                                                                  ------------    ---------------     --------------

MINORITY INTEREST ...........................................               --                686                 10
                                                                  ------------    ---------------     --------------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK ............................................            3,362                 --                 --
                                                                  ------------    ---------------     --------------
SHAREHOLDERS' EQUITY: .......................................            1,384              1,314              1,221
                                                                  ------------    ---------------     --------------
         Total liabilities and shareholders' equity .........     $     13,918    $         4,721     $        3,832
                                                                  ============    ===============     ==============

                                                                       ELIMINATIONS
                                                                       & ADJUSTMENTS    CONSOLIDATED
                                                                       -------------    ------------
ASSETS:
Cash and cash equivalents ...................................          $          --    $        783
Restricted cash and cash equivalents ........................                     --             392
Accounts receivable, net ....................................                     --             679
Other assets and prepaid costs ..............................                     (1)            287
                                                                       -------------    ------------
   Total current assets .....................................                     (1)          2,141
Property and equipment, net .................................                    620          12,389
Investments in and advances to / from affiliates, net .......                 (7,420)            472
Other assets ................................................                    (73)            180
Net assets of discontinued operations .......................                     --             415
                                                                       -------------    ------------
   Total assets                                                        $      (6,874)   $     15,597
                                                                       =============    ============
LIABILITIES:
Liabilities not subject to compromise
   Accounts payable .........................................          $          --    $        282
   Accrued construction costs ...............................                     --             438
   Accrued cost of access ...................................                     (2)            210
   Accrued interest and dividends ...........................                     --              21
   Current portion of deferred revenue ......................                     (5)            368
   Current portion of long-term debt ........................                     --             139
   Current portion of obligations under capital leases ......                     --              16
   Other current liabilities                                                      --             528
                                                                       -------------    ------------
   Total current liabilities ................................                     (7)          2,002
   Long-term debt ...........................................                     --           1,186
   Obligations under capital leases .........................                     --              85
   Deferred revenue .........................................                   (230)          2,744
   Other deferred liabilities ...............................                     --             340
                                                                       -------------    ------------
   Total liabilities not subject to compromise                                  (237)          6,357
                                                                       -------------    ------------
Liabilities subject to compromise
   Accounts payable .........................................                     --             123
   Accrued construction costs ...............................                     --              98
   Accrued cost of access ...................................                     --             310
   Accrued interest and dividends ...........................                     --             195
   Other liabilities ........................................                     --             505
   Debt obligations .........................................                     --           6,624
   Obligations under capital leases .........................                     --              45
                                                                       -------------    ------------
   Total liabilities subject to compromise** ................                     --           7,900
                                                                       -------------    ------------
   Total liabilities ........................................                   (237)         14,257
                                                                       -------------    ------------

MINORITY INTEREST ...........................................                   (102)            594
                                                                       -------------    ------------
MANDATORILY REDEEMABLE AND CUMULATIVE CONVERTIBLE
 PREFERRED STOCK ............................................                    (92)          3,270
                                                                       -------------    ------------
SHAREHOLDERS' EQUITY: .......................................                 (6,443)         (2,524)
                                                                       -------------    ------------
         Total liabilities and shareholders' equity .........          $      (6,874)   $     15,597
                                                                       =============    ============

      *The accompanying notes are an integral part of this financial statement. **Total liabilities subject to compromise is the current estimate by Global
       Crossing Ltd. (in provisional liquidation in the Supreme Court of Bermuda) and its debtor subsidiaries of the total claims that will be restructured in their chapter 11 cases. See Notes 1 and 4.

                                                                      SCHEDULE 2

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)

                     CONSOLIDATING STATEMENT OF OPERATIONS*
                        FOR THE MONTH ENDED JUNE 30, 2002
                                   (UNAUDITED)

              (in millions, except share and per share information)

                                                                      NON-DEBTORS
                                                                      (EXCLUDING      ASIA GLOBAL
                                                                      ASIA GLOBAL      CROSSING       ELIMINATOPNS
                                                            DEBTORS    CROSSING     (A NON-DEBTOR)    & ADJUSTMENTS  CONSOLIDATED
                                                            -------   -----------   --------------    -------------  ------------
REVENUES..................................................  $   195   $        55   $           14    $         (14) $        250

OPERATING EXPENSES:
     Cost of access and maintenance ......................      164            36               14              (21)          193
     Other operating expenses ............................       22            49               13              (10)           74
     Depreciation and amortization .......................       56            31               14               --           101
                                                            -------   -----------   --------------    -------------  ------------
                                                                242           116               41              (31)          368
                                                            -------   -----------   --------------    -------------  ------------
OPERATING LOSS ...........................................      (47)          (61)             (27)              17          (118)
OTHER INCOME (EXPENSE):
     Minority interest ...................................       --            --               --               11            11
     Interest expense ....................................       (1)           (1)             (10)              --           (12)
     Other income (expense), net .........................        8             6                4               --            18
                                                            -------   -----------   --------------    -------------  ------------
LOSS FROM CONTINUING OPERATIONS
 BEFORE REORGANIZATION ITEMS .............................      (40)          (56)             (33)              28          (101)
REORGANIZATION ITEMS:
     Professional fees ...................................      (16)           --               (4)              --           (20)
     Retention plans costs ...............................      (11)           --               --               --           (11)
     Restructuring costs .................................       47           (81)              --               --           (34)
     Interest income .....................................        2            --                1               --             3
                                                            -------   -----------   --------------    -------------  ------------
LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION
 FOR INCOME TAXES ........................................      (18)         (137)             (36)              28          (163)
    Benefit for income taxes .............................       --            --               --               --            --
                                                            -------   -----------   --------------    -------------  ------------
LOSS FROM CONTINUING OPERATIONS ..........................      (18)         (137)             (36)              28          (163)
     Loss from discontinued operations ...................       --           (10)              --               --           (10)
                                                            -------   -----------   --------------    -------------  ------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS................  $   (18)  $      (147)  $          (36)   $          28  $       (173)
                                                            =======   ===========   ==============    =============  ============

    *The accompanying notes are an integral part of this financial statement.

                      GLOBAL CROSSING LTD. AND SUBSIDIARIES
          (In Provisional Liquidation in the Supreme Court of Bermuda)
                      (Excludes Asia Global Crossing Ltd.)

                                                                      SCHEDULE 3

                          CASH DISBURSEMENTS & RECEIPTS
                       FOR THE 4 WEEKS ENDED JUNE 28, 2002
                                  (in millions)

                                                    NON-DEBTORS
                                         --------------------------------
                                                            CONSOLIDATED     NON-DEBTORS    DEBTORS    CONSOLIDATED
                                         NON-DEBTORS [A]    GLOBAL MARINE       TOTAL        TOTAL        TOTAL
                                         ---------------    -------------    -----------    -------    ------------
CASH COLLECTIONS                         $            56    $          24    $        80    $   198    $        278

CASH DISBURSEMENTS

  Cost of Access                                     (12)               -            (12)      (111)           (123)

  Cost of Sales - Global Marine                        -              (28)           (28)         -             (28)

  Real Estate & Facilities                           (14)               -            (14)        (8)            (22)

  Third Party Maintenance                             (7)               -             (7)        (3)            (10)

  Professional Fees - Chap. 11                        (1)               -             (1)        (9)            (10)

  Total Capital Expenditures                         (10)              (1)           (11)        (1)            (12)

  Employee Costs [B]                                 (14)              (5)           (19)       (26)            (45)

  Excise, Sales & Trust Fund Taxes                    (1)               -             (1)        (7)             (8)

  Other                                               (5)               -             (5)        (7)            (12)
                                         ---------------    -------------    -----------    -------    ------------
TOTAL CASH DISBURSEMENTS [C]                         (64)             (34)           (98)      (172)           (270)

                                         ---------------    -------------    -----------    -------    ------------
NET CASH FLOW                            $            (8)   $         (10)   $       (18)   $    26    $          8
                                         ===============    =============    ===========    =======    ============

NOTES:
   [A] Excludes Global Marine Systems.
   [B] Employee Costs include payroll, benefits, taxes and severance.
   [C] Disbursements contained herein differ from 'Schedule 4: Total
       Disbursements by Debtors' due to differences in time periods covered. [D] For the 4 weeks ended June 28, 2002 the Debtor entities funded the
       Non-Debtor entities, excluding Global Marine, a total of $4.4 million.

                                                                      SCHEDULE 4

Total Disbursements by Debtors

For the Period From June 1, 2002 to June 30, 2002

   CASE #                                  LEGAL ENTITY NAME                               DISBURSEMENTS
--------------     -------------------------------------------------------------------     -------------
02-40187 (REG)     Global Crossing North America, Inc. (NY) (Frontier)                     $     132,187
02-40188 (REG)     Global Crossing Ltd. (Bermuda)**                                                    -
02-40189 (REG)     Atlantic Crossing Holdings Ltd. (Bermuda)**                                         -
02-40190 (REG)     Atlantic Crossing Ltd. (Bermuda)**                                            268,986
02-40191 (REG)     Atlantic Crossing II Ltd. (Bermuda)**                                               -
02-40192 (REG)     Global Crossing Holdings Ltd. (Bermuda)**                                           -
02-40193 (REG)     Global Crossing International Ltd. (Bermuda)**                                      -
02-40194 (REG)     Global Crossing Network Center Ltd. (Bermuda)**                                61,052
02-40195 (REG)     Mid-Atlantic Crossing Holdings Ltd. (Bermuda)**                                     -
02-40196 (REG)     Mid-Atlantic Crossing Ltd. (Bermuda)**                                         17,583
02-40197 (REG)     Pan American Crossing Holdings Ltd. (Bermuda)**                                     -
02-40198 (REG)     Pan American Crossing Ltd. (Bermuda)**                                              -
02-40199 (REG)     South American Crossing Holdings Ltd. (Bermuda)**                                   -
02-40200 (REG)     ALC Communications Corporation (DE)                                                 -
02-40201 (REG)     Atlantic Crossing Holdings U.K. Limited (U.K.)                                      -
02-40202 (REG)     Budget Call Long Distance, Inc. (DE)                                                -
02-40203 (REG)     Business Telemanagement, Inc. (CA)                                                  -
02-40204 (REG)     Equal Access Networks, LLC (DE)                                                     -
02-40205 (REG)     GC Dev. Co., Inc. (DE)                                                              -
02-40206 (REG)     GC Mart LLC (MI)                                                                    -
02-40207 (REG)     GC Pacific Landing Corp (DE)                                                        -
02-40208 (REG)     GC Pan European Crossing Holdings B.V.(Netherlands)                           118,126
02-40209 (REG)     GC Pan European Crossing Luxembourg I S.a.r.l. (Luxembourg)                         -
02-40210 (REG)     GC Pan European Crossing Luxembourg II S.a.r.l. (Luxembourg)                        -
02-40211 (REG)     GC St. Croix Co. (USVI)                                                        18,421
02-40212 (REG)     Global Crossing Advanced Card Services, Inc. (LA)                                 147
02-40213 (REG)     Global Crossing Bandwidth, Inc. (CA)                                           21,763
02-40214 (REG)     Global Crossing Billing, Inc. (MI) (f/k/a/ Frontier Billing Corp.)                  -
02-40215 (REG)     Global Crossing Cyprus Holdings Limited (Cyprus)                                    -
02-40216 (REG)     Global Crossing Development Co. (DE)                                       22,822,253
02-40217 (REG)     Global Crossing Employee Services, Inc. (DE)                                   23,675
02-40218 (REG)     Global Crossing GlobalCenter Holdings, Inc. (DE)                                    -
02-40219 (REG)     Global Crossing Government Markets USA, Inc. (DE)                                   -
02-40220 (REG)     Global Crossing Holdings U.K. Limited (U.K.)                                        -
02-40221 (REG)     Global Crossing Holdings USA LLC (DE)                                               -
02-40222 (REG)     Global Crossing Internet Dial-Up, Inc. (DE)                                         -
02-40223 (REG)     Global Crossing Latin America & Caribbean Co. (DE)                              6,273
02-40224 (REG)     Global Crossing Local Services, Inc. (MI)                                     138,045
02-40225 (REG)     Global Crossing Management Services, Inc. (DE)                                      -
02-40226 (REG)     Global Crossing North American Holdings, Inc. (DE)                                  -
02-40227 (REG)     Global Crossing North American Networks, Inc. (DE)                                  -
02-40228 (REG)     Global Crossing Telecommunications, Inc. (MI)                             170,890,918
02-40229 (REG)     Global Crossing Telemanagement VA, LLC (VA)                                    12,997
02-40230 (REG)     Global Crossing Telemanagement, Inc. (WI)                                     452,874
02-40231 (REG)     Global Crossing USA Inc. (DE)                                                   4,208
02-40232 (REG)     Global Crossing Ventures, Inc. (DE)                                                 -
02-40233 (REG)     GT Landing Corp. (DE)                                                               -
02-40234 (REG)     GT Landing II Corp. (DE)                                                            -
02-40235 (REG)     IXNet, Inc. (DE)                                                                    -
02-40236 (REG)     MAC Landing Corp. (DE)                                                              -
02-40237 (REG)     Metaclorin Investco II, Inc. (DE)                                                   -
02-40238 (REG)     PAC Landing Corp. (DE)                                                              -
02-40239 (REG)     Pan American Crossing U.K. Ltd. (U.K.)                                              -
02-40240 (REG)     Subsidiary Telco, LLC (DE)                                                          -
02-40241 (REG)     US Crossing, Inc. (DE)                                                              -
02-11982 (REG)     GT U.K. Ltd. (U.K.)                                                             8,950
                                                                                           -------------
                                                                                 Total     $ 194,998,458
                                                                                           =============

[A] Disbursements contained herein differ from 'Schedule 3: Cash Disbursements & Receipts' due to differences in time periods covered.

**In provisional liquidation in the Supreme Court of Bermuda

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